UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2020

TRINET GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-36373	95-3359658
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)
One Park Place, Suite 600
Dublin,	CA		94568
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (510) 352-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock par value $0.000025 per share	TNET	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Appointment of Maria L. Contreras-Sweet as Director
On November 18, 2020, the Board of Directors (the “Board”) of TriNet Group, Inc. (the “Company”) appointed Maria L. Contreras-Sweet as a director to fill an open vacancy, effective November 19, 2020. As of November 19, 2020, Ms. Contreras-Sweet will serve as a Class I Director, and as such will serve until the Company’s 2021 Annual Meeting of Stockholders and until her successor is duly elected and qualified, or until her services cease sooner in the event of her earlier death, resignation, or removal. The Board has not appointed Ms. Contreras-Sweet to any committees of the Board.
There is no arrangement or understanding between Ms. Contreras-Sweet, on the one hand, and any other persons, on the other hand, pursuant to which Ms. Contreras-Sweet was selected as a director, and there are no related party transactions involving Ms. Contreras-Sweet that are reportable under Item 404(a) of Regulation S-K. The Board determined that Ms. Contreras-Sweet is independent within the meaning of the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, and the listing standards of the New York Stock Exchange.
Ms. Contreras-Sweet will receive compensation for her service on the Board in accordance with the Board’s Amended and Restated Non-Employee Director Compensation Policy (the “Non-Employee Director Compensation Policy”), as described in the definitive proxy statement for the Company’s 2020 annual meeting of stockholders, filed with the SEC on April 23, 2020. The Non-Employee Director Compensation Policy was most recently amended on June 3, 2020 to provide that no non-employee director may receive compensation (including cash and equity compensation) in excess of $750,000 in any calendar year and to make certain other clarifying changes. A copy of the Non-Employee Director Compensation Policy is filed as Exhibit 10.1 hereto.
Ms. Contreras-Sweet is expected to enter into the Company’s standard form of indemnification agreement.
A copy of the press release announcing Ms. Contreras-Sweet's appointment to the Board is furnished as Exhibit 99.1 hereto.
Item 8.01 Other Events.
As previously noted in the Company’s Current Report on Form 8-K, filed July 27, 2020, the Company entered into a second amended and restated agreement (the “Second Amended and Restated Employment Agreement”) with Mr. Olivier Kohler in connection with his promotion as the Company’s Executive Vice President, Chief Operating Officer, and Principal Operating Officer. A copy of the Second Amended and Restated Employment Agreement is filed as Exhibit 10.2 hereto.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Non-Employee Director Compensation Policy
10.2	Second Amended and Restated Employment Agreement, dated July 25, 2020, between TriNet Group, Inc. and Olivier Kohler.
99.1*	Press Release, dated November 19, 2020, titled "TriNet Appoints Maria Contreras-Sweet, Former Head of U.S. Small Business Administration, to its Board of Directors"
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*	Furnished herewith

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amended and Restated Non-Employee Director Compensation Policy
10.2	Second Amended and Restated Employment Agreement, dated July 25, 2020, between TriNet Group, Inc. and Olivier Kohler
99.1*	Press Release, dated November 19, 2020, titled "TriNet Appoints Maria Contreras-Sweet, Former Head of U.S. Small Business Administration, to its Board of Directors"
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*	Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriNet Group, Inc.
Date:	November 19, 2020	By:	/s/ Samantha Wellington
Samantha Wellington
Senior Vice President, Chief Legal Officer and Secretary